Exhibit 10.2

TERMINATION AGREEMENT

This Termination Agreement, dated August 24, 2023 (the “Termination Agreement”), is made by and between ARENA BUSINESS RESULTS, LLC, a Delaware limited liability company (the “Investor”) and BITNILE METAVERSE, INC., a Nevada corporation (the “Company”), and together with the Investor, collectively, the “Parties” and each a “Party”).

WHEREAS, the Parties have entered into a Purchase Agreement dated as of June 5, 2023 (the “Agreement”); and

WHEREAS, the Parties hereto desire to terminate the Agreement on the terms and subject to the conditions set forth herein and to execute a substantially similar agreement in order to, among other things, extend the drop dead date of the filing of a registration statement therein from September 30, 2023 to November 30, 2023.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Definitions. Capitalized terms used and not defined in this Termination Agreement have the respective meanings assigned to them in the Agreement.

2.       Termination of the Agreement. Subject to the terms and conditions of this Termination Agreement, the Agreement is hereby terminated as of the date first written above (the “Termination Date”). From and after the Termination Date, the Agreement will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate, and neither Party shall have any further rights or obligations thereunder, except for any rights and obligations of the Parties that are expressly designated thereunder to survive the termination of the Agreement.

3.       Certain Rights and Obligations. Within a commercially reasonable time following the Termination Date, to the extent any Shares have been issued by the Company to the Investor pursuant to the Agreement, the Company shall cancel all such Shares and the Investor shall return any physical copies of any such Shares.

4.       Miscellaneous.

(a)       This Termination Agreement is governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflict of laws. The Parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Termination Agreement.

(b)       Upon the reasonable request of either party hereto, the other party shall execute and deliver to the requesting party such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Termination Agreement.

(c)       Upon the reasonable request of either party hereto, the other party shall execute and deliver to the requesting party such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Termination Agreement.

(d)       This Termination Agreement constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(e)       This Termination Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(f)       This Termination Agreement may be executed in any number of counterparts, and by facsimile, .pdf or other electronic method, each of which shall be effective upon delivery and thereafter shall be deemed to be an original, and all of which shall be taken to be one and the same instrument with the same effect as if each of the parties hereto had signed the same signature page.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement on the date first written above.

COMPANY:

BITNILE METAVERSE, INC.

By:
Name: Randy May
Title: Chief Executive Officer

INVESTOR:

ARENA BUSINESS RESULTS, LLC

By:
Name:
Title: